UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

BENTLEY SYSTEMS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced, on November 16, 2021 Bentley Systems, Incorporated (the “Company”), PLS Holdings, LLC (“Power Line Systems”) and certain direct and indirect equity holders of Power Line Systems entered into a transaction agreement (the “Transaction Agreement”). Pursuant to the Transaction Agreement, the Company has agreed, among other things, to acquire Power Line Systems in exchange for consideration of approximately $700 million, subject to certain adjustments. The consideration is payable, at the Company’s election, in cash or a combination of cash and a number of shares of the Company’s class B common stock, $0.01 par value per share (the “Company Shares”) equal to up to 50% of the total consideration, based on a weighted-average price of Company Shares determined at the closing of the transaction. The Company Shares, if any, issued at the closing under the Transaction Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation S of the Securities Act, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated

Date: November 17, 2021	By:	/s/ David J. Hollister
	Name:	David J. Hollister
	Title:	Chief Financial Officer